Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 28, 2008 (except for Notes 4, 8 and 15 as to which the date is December 24, 2008) in the Registration Statement (Form S-4 No. 333-          ) and related Prospectus of Prospect Medical Holdings, Inc., for the registration of and the offer to exchange $160,000,000 in Secured Senior Notes.

/s/  Ernst & Young LLP

Los Angeles, California

September 30, 2009